Exhibit 3.37

BYLAWS

QUINCY QUARRIES, INC.

Article I.

MEETINGS OF STOCKHOLDERS.

Sec. 1. ANNUAL MEETING. The annual meeting of Stockholders shall be held at the principal office of the Corporation in Springfield, Kentucky, or at such other place as the Board of Directors may determine, on the third Saturday in December of each year, at 10:00 o’clock in the forenoon. If the day so designated falls upon a legal holiday, then the meeting shall be held upon the first secular day thereafter. The Secretary shall serve a written notice thereof to each stockholder at his address as it appears on the stock book, or he may serve same in person; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice may be dispensed with.

Sec. 2. QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time, and the Secretary shall thereupon give at least five days notice by mail to each stockholder entitled to vote who was absent from such meeting.

Sec. 3. SPECIAL MEETINGS. Special Meetings of Stockholders, other than those regulated by statute, may be called at any time by the President or by a majority of the Directors. Notice of such meeting, stating the purpose for which it is called, shall be served personally or by mail not less than ten days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than one-fifth of the capital stock of the company. No business other than that specified in the call shall be transacted at any special meeting of the stockholders.

Sec. 4. VOTING. At all meetings of the Stockholders all questions, the manner of deciding which is not specifically regulated by statute, shall be determined by a majority vote of the Stockholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, in which case each Stockholder present, in person or by proxy, shall be entitled to cast one vote for each share of stock owned or represented by him. All voting shall be viva voce, except that a stock vote shall be by ballot, each of which ballots shall state the name of the Stockholder voting and the number of shares owned by him, and in addition, if such ballot be cast by proxy, the name of the proxy shall be stated. The casting of all votes at special meetings of stockholders shall be governed by the provisions of the Corporation Laws of this State.

Sec. 5. ORDER OF BUSINESS. The order of business at all meetings of the stockholders, shall be as follows:

1. Roll Call.

2. Proof of notice of meeting or waiver of notice.

3. Reading of minutes of preceding meeting.

4. Reports of Officers.

5. Reports of Committees.

6. Election of Directors.

7. Unfinished Business.

8. New Business.

Article II.

DIRECTORS.

Sec. 1. NUMBER. The affairs and business of this Corporation shall be managed by a Board of Directors, who need not be stockholders of record, at least one of whom shall be a resident of the State of Kentucky and a citizen of the United States. The number of directors shall be determined each year by the stockholders at their annual meeting.

Sec. 2. HOW ELECTED. At the annual meeting of Stockholders, the persons receiving a majority of the votes cast shall be directors and shall constitute the Board of Directors for the ensuing year.

Sec. 3. TERM OF OFFICE. The term of office of each Director shall be one year, and thereafter until his successor has been elected.

Sec. 4. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs and business of the Company. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Company, as they may deem proper, not inconsistent with these Bylaws, the Articles of Incorporation and the laws of the State of Kentucky.

Sec. 5. DIRECTORS’ MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of two directors.

Sec. 6. NOTICE OF MEETINGS. Notice of meetings, other than regular meetings, shall be given by service upon each Director in person, or by mailing to him at his last known post-office address, at least five days before the date therein designated for such meeting, of a written or printed notice thereof specifying the time, place and the business to be brought before the meeting. No business other than that specified in the notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Sec. 7. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than ten days later.

Sec. 8. VOTING. At all meetings of the Board of Directors, each Director shall have one vote, irrespective of the number of shares of stock that he may hold.

Sec. 9. VACANCIES. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

Article III.

OFFICERS.

Sec. 1. NUMBER, The officers of this Company shall be:

1. President.

2. Vice-President.

3. Secretary.

4. Treasurer.

Any two of said offices may be combined.

Sec. 2. ELECTION. All officers of the Company shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of stockholders, and they shall hold office at the will of the Board.

Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Company shall be as follows:

PRESIDENT.

The President shall preside at all meetings of the Board of Directors and Stockholders.

He shall present at each annual meeting of the Stockholders and Directors a report of the condition of the business of the Company.

He shall cause to be called regular and special meetings of the Stockholders and Directors in accordance with these Bylaws.

He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

He shall sign and make all contracts, deeds and agreements in the name of the Corporation.

He shall see that the books, reports, statements and certificates are properly kept and filed.

He shall sign all certificates of stock.

He shall enforce these Bylaws and perform all the duties incident to the position and office, and which are required by law.

VICE-PRESIDENT.

During the absence and inability of the President to render and perform his duties or exercise his powers, as set forth in these Bylaws or the laws under which this Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

SECRETARY.

The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Stockholders.

He shall give and serve all notices of the corporation.

He shall be custodian of the records and of the seal, and affix the latter when required.

He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, their respective places of residence, their post-office address, the number of shares owned by each, the time at which each person became such owner, and the amounts paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any Stockholder of the corporation, and permit such Stockholder to make extracts from said books to the extent and as prescribed by law.

He shall sign all certificates of stock.

He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

TREASURER.

The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the Company upon application at the office of the Corporation during business hours.

He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders.

He shall keep at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

He shall do and perform all duties pertaining to the office of Treasurer.

Sec. 4. VACANCIES, HOW FILLED. All vacancies in any office, shall be filled by the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

Sec. 5. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

Sec. 6. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

Article IV.

Sec. 1. SEAL. The seal of the corporation shall be as follows:

Article V.

Sec. 1. FISCAL YEAR. The books of the corporation shall be kept and maintained on a fiscal year, commencing the first day of January in each year and ending the thirty-first day of December of that year.

Article VI.

CERTIFICATES OF STOCK.

Sec. 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be issued in consecutive order, and in the stock book or books shall be entered the name of the person owning the shares therein represented, with the number of shares and the date of issue. They shall be signed by the President or Vice-President, and countersigned by the Secretary and sealed with the seal of the Corporation.

Sec. 2. TRANSFER OF STOCK. The stock of the corporation shall be assignable and transferable on the books of the corporation only by the person in whose name it appears on said books, or his legal representative. In all cases of transfer, the former certificate must be surrendered and cancelled before a new certificate may be issued. No transfer shall be made upon the books of the corporation within ten days next preceding the annual meeting of the shareholders.

Article VII.

DIVIDENDS.

Sec. 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation’s affairs will render it expedient.

Article VIII.

BILLS, NOTES, ETC.

Sec. 1. HOW MADE. All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by the President, Vice-President, Treasurer or Secretary. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided.

Article IX.

AMENDMENTS.

Sec. 1. HOW AMENDED. These Bylaws may be altered, amended or repealed by an affirmative vote of the stockholders representing a majority of the stock present, at an annual meeting or at a special meeting called for that purpose.

Article X.

ENACTMENT.

Adopted at a meeting of the Directors held on the first day of December , 1961, to take immediate effect.

/s/ J.C. Codell, Jr.
President

Attest:

/s/ Beverly White
Secretary